Investor Presentation Second Quarter 2018 Exhibit 99.1

Safe Harbor Statement - Private Securities Litigation Reform Act of 1995 Statement Concerning Forward-looking Statements This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, without limitation, fluctuations in interest rates, the availability of suitable qualifying investments, changes in mortgage prepayments, the availability and terms of financing, changes in market conditions as a result of federal corporate and individual tax reform, changes in legislation or regulation affecting the mortgage and banking industries or Fannie Mae, Freddie Mac or Ginnie Mae securities, the availability of new investment capital, the liquidity of secondary markets and credit markets, and other changes in general economic conditions. These and other applicable uncertainties, factors and risks are described more fully in the Company’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.

Company Summary Proven Strategy, Efficiently Executed Overview of Capstead Mortgage Corporation Founded in 1985, Capstead is the oldest publicly-traded residential mortgage REIT. We manage a leveraged portfolio of short-duration agency-guaranteed residential ARM securities that is appropriately hedged and can earn attractive risk-adjusted returns over the long term, with little, if any, credit risk. At June 30, 2018, our agency-guaranteed ARM securities portfolio stood at $13.02 billion, supported by $1.27 billion in long-term investment capital levered 9.42 times. Our short-duration strategy differentiates us from our peers because the adjustable-rate mortgages underlying our portfolio reset to more current interest rates within a relatively short period of time: allowing us to benefit from future recoveries in financing spreads that typically contract during periods of rising interest rates, and resulting in smaller fluctuations in portfolio values from changes in interest rates compared to portfolios containing a significant amount of longer-duration ARM or fixed-rate mortgage securities. Our sole focus on agency-guaranteed ARM securities along with our internally-managed structure, we are arguably the most efficient mortgage REIT in the industry. Our top four executive officers have over 75 years of mortgage finance industry experience. We are internally managed with low operating costs and a strong focus on performance-based compensation which greatly enhances the alignment of management interests with those of our stockholders. Our singular investment strategy, together with our use of cash flow hedge accounting, allows for easily understood, transparent financial reporting, with limited use of non-GAAP financial measures. Because we are internally managed, our compensation-related decisions and costs are fully disclosed and subject to annual say-on-pay approvals. We make every effort to provide additional analysis in our earnings report, SEC filings and investor presentations that tell our story in a complete and straightforward fashion. Transparent Reporting Duration is a measure of market price sensitivity to interest rate movements. A shorter duration generally indicates less interest rate risk. Experienced Management Aligned with Stockholders

Market Snapshot & Stock Repurchases Beginning of quarter book value used to illustrate discount and calculate accretion. As of August 15th, we have $56 million remaining under our current repurchase authorization.

Historical Leverage & Long-Term Investment Capital Borrowing at current levels represents an appropriate use of leverage for a short-duration, agency-guaranteed ARM securities portfolio in today’s market conditions Portfolio and Portfolio Leverage Long-term Investment Capital

CMO economic returns exclude $(0.28) per share associated with 2013 preferred capital redemption and issuance transactions and $(0.03) per share in separation of service charges incurred in 2016. Including the effects of these items, our economic returns would have been lower by 206 basis points in 2013 and by 9 and 46 basis points for the 3- and 5-year averages, respectively. Agency Peers: AGNC, AI, ANH, ARR, CYS, EARN, HTS, NLY, ORC (HTS through 2016). All Peers: Agency peers plus AMTG, CIM, DX, HCFT, IVR, JMI, MFA, MITT, MTGE, NYMT, RWT, TWO, WMC (HTS, AMTG and JMI through 2016). Economic Returns Economic return (change in book value plus dividends) is a key performance metric for mortgage REITs. Our agency-only, short-duration ARM strategy typically leads to outperformance during periods of rising interest rates and/or worsening credit conditions relative to other residential mortgage REITs.

Total Stockholder Returns Since adopting its short-duration agency-guaranteed ARM strategy in early 2000, and since the early 2006 beginning of the financial crisis, Capstead has produced annualized TSRs averaging 14.5% and 11.7%, respectively. This performance exceeds that of all peers in existence during these periods, with the exception of MFA which produced annualized returns of 12.5% since the beginning of the crisis. Rates Up Tax reform and deficit spending legislation has increased inflation and interest rate expectations damaging book values of long duration peers Gradual Fed balance sheet reductions also negatively effecting pricing for fixed-rate MBS CMO is currently outperforming most of its peers Taper Tantrum The Fed disclosure that it may begin reducing bond purchases (QE), resulted in sharp increases in rates, damaging book values of peers holding long duration assets Credit spreads tightened as investors searched for yield CMO outperformed most peers Lower for Longer Market Mentality Weak economic growth and inflation led to market expectations that interest rates would remain low indefinitely: long duration peers prospered periodic bouts of high prepayments due largely to low longer term rates these market conditions were interrupted by the presidential election Search for yield continued benefiting credit spreads during much of this period CMO produced a respectable 15% TSR for this period Lower for Longer Reinstated Trump optimism interrupted by Washington grid-lock leading to lower inflation and long-term rate expectations even as the Fed persisted in raising rates Credit spreads continued to tighten CMO underperformed most peers 2013 2014 2015 2016 2017 2018 YTD (August 15th) CMO 0.16500000000000001 13.0% (20.8%) 28.4% (8.1%) 1.3% Agency Peers (23.9%) 0.24 (9.9%) 0.22500000000000001 0.17699999999999999 -5.0999999999999997 All Peers (6.7%) 0.223 (13.8%) 0.27600000000000002 0.16700000000000001 1.9%

Proven Short-Duration Investment Strategy Our strategy is designed to insulate our investment capital from credit and, to a large degree, interest rate risk by investing in relatively short-duration agency-guaranteed ARM securities augmented with low-cost two- to three-year interest rate swap agreements. As of June 30, 2018 Residential ARM Securities Portfolio Secured Borrowings & Swap Notional Amounts (by quarter of borrowing maturities / contract expirations) Total: $13.03 Billion (cost basis) Longer-to-Reset ARMs $6.12 Billion (cost basis) Current-Reset ARMs $6.91 Billion (cost basis) Our portfolio of agency-guaranteed ARM securities has little, if any, credit risk. Our Current-Reset ARMs (less than 18 months to reset) reset in rate on average in approximately 6 months and our Longer-to-Reset ARMs on average reset in approximately 43 months. With an asset duration of approximately one year at quarter-end, the value of our portfolio is naturally less exposed to changes in interest rates than portfolios containing longer duration ARM or fixed-rate securities. This relative stability affords us more flexibility in managing through periods of market stress. We have long-term relationships with a variety of domestic and foreign lending counterparties. At quarter-end we had borrowings outstanding with 24 counterparties. We routinely borrow for 30 to 90 days and extend the duration of our borrowings primarily using relatively low-cost two year term, pay-fixed, receive three-month LIBOR, interest rate swap agreements. When available at attractive levels, we may also enter into longer-dated secured borrowings. Together with our portfolio-related swap agreements, our secured borrowings had a duration of approximately 8 months at quarter-end, resulting in a net duration gap of approximately 4 months.

Financing Spreads Cash yields continue to benefit from higher coupon interest rates as mortgage loans underlying our current-reset ARM securities reset to higher rates. Investment premium amortization is driven by mortgage prepayment levels (“CPR”) which are influenced by housing market conditions, including prevailing mortgage interest rates, as well as seasonal factors, in particular the summer home selling season. Borrowing and hedging costs have increased as the markets absorbed the effects of six 25 basis point Federal Funds Rate increases since December 2016 and expectations for future rate increases. Cash yields are based on the cash component of interest income. Investment premium amortization is determined using the interest method which incorporates actual and anticipated future mortgage prepayments. Both are expressed as a percentage calculated on average amortized cost basis for the indicated periods. Unhedged borrowing rates represent average rates on secured borrowings, before consideration of related interest rate swap agreements. Hedged borrowing rates represent the average fixed-rate payments made on interest rate swap agreements held for portfolio hedging purposes adjusted for differences between LIBOR-based variable-rate payments received on these swaps and unhedged borrowing rates, as well as the effects of any recorded hedge ineffectiveness. 2016 2017 2018 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Total financing spreads: Yields on all interest-earning assets 1.4500000000000001E-2 1.49E-2 1.6744443138806513E-2 1.6538044539174877E-2 1.6815378021486818E-2 1.9E-2 2.07E-2 0.02 Borrowing rates on all interest-paying liabilities 0.89 0.94 0.98905919200084558 1.1348020394569407 1.2196301189627354 1.34 1.52 1.67 Total financing spreads 0.56000000000000005 0.55000000000000004 0.67538512187980571 0.51900241446054696 0.46190768318594633 0.56000000000000005 0.55000000000000004 0.33 Financing spreads on residential mortgage investments, a non-GAAP financial measure: Cash yields on residential mortgage investments 2.52E-2 2.5499999999999998E-2 2.601829951035E-2 2.65932394112556E-2 2.7199999999999998E-2 2.7900000000000001E-2 2.8500000000000001E-2 2.93E-2 Investment premium amortization -1.06 -1.05 -0.9276201189174802 -0.99722995542878301 -1.0344784968147631 -0.88 -0.77 -0.93 Yields on residential mortgage investments 1.46 1.5 1.6742098321175169 1.6620939856967749 1.6893229147754669 1.91 2.08 200.0000000000000% Unhedged secured borrowing rates 0.69 0.79 0.89120993516127578 1.0910109354249296 1.328561732233918 1.39 1.64 1.97 Hedged secured borrowing rates 0.93 0.95 0.95657351995620687 1.0779900805029872 1.0983795041158759 1.23 1.35 1.36 Secured borrowing rates 0.84 0.89 0.93451370095067998 1.0829259612566788 1.1683002581666346 1.29 1.47 1.62 Financing spreads on residential mortgage investments 0.62 0.61 0.73969613116683708 0.57916802444009596 0.52102265660883218 0.62 0.61 0.38 Average constant prepayment rate ("CPR") 25.8 25.59 22.929172637324434 24.69 25.77 22.5 19.64 23.82 akes snes

Historical Interest Rates Affecting Earnings Blue highlighting indicates the summer selling season. One-month LIBOR, a proxy for our borrowing costs, and the primary indices affecting the cash yields of our ARM securities portfolio, have increased largely due to the effects of six 25 basis point Federal Funds Rate increases since December 2016 and expectations of future rate increases. Ten-year U.S. Treasury rates, a proxy for mortgage interest rates, have not kept pace with these increases in recent quarters, presenting homeowners whose loans are resetting higher in rate with potential opportunities to refinance.

Agency Mortgage Prepayment Speeds ARMs tend to prepay faster than fixed-rate MBS and are priced accordingly. ARM and fixed-rate speeds have diverged in recent years in a rising mortgage rate environment, reducing refinancing opportunities for fixed-rate mortgagers. 2nd and 3rd qtr. 2018 prepayments reflect seasonal factors as well as refinancing activity primarily centered on homeowners whose mortgages are resetting higher. Blue highlighting indicates the summer selling season.

ARM Portfolio Characteristics The 91 basis point spread at June 30, 2018 between the Net WAC and Fully-Indexed WAC on our current-reset ARMs is indicative of the opportunity to earn higher cash yields over the course of 2018. With an average of 43 months to roll, prepayment rates on our longer-to-reset ARMs can be expected to be benign given a lack of rate incentive for these homeowners to refinance. Net WAC, or weighted average coupon, is the weighted average interest rate of the mortgage loans underlying the indicated investments, net of servicing and other fees, as of June 30, 2018. Net WAC is expressed as a percentage calculated on an annualized basis on the unpaid principal balances of the mortgage loans underlying these investments. As such, it is similar to the cash yield on the portfolio which is calculated using amortized cost basis. Fully-Indexed WAC represents the weighted average coupon upon one or more resets using interest rate indexes and net margins in effect as of June 30, 2018. Excludes $2 million in legacy portfolio of fixed-rate investments. As of June 30, 2018 (dollars in thousands, unaudited) Principal Balance Investment Premiums Amortized Cost Basis Fair Market Value Net WAC Fully-Indexed WAC Average Net Margins Months to Roll Current-reset ARMs: Fannie Mae Agency Securities $3,749,566 $,122,826 $3,872,392 103.27573911220658 $3,923,768 3.44E-2 4.283E-2 1.6799999999999999E-2 6.1 Freddie Mac Agency Securities 1,578,558 56,275 1,634,833 103.56496245307427 1,653,684 3.42 4.4800000000000004 1.79 7.4 Ginnie Mae Agency Securities 1,357,806 44,593 1,402,399 103.28419523849503 1,409,066 2.93 3.85 1.51 6.1 Residential Mortgage Loans 1,101 7 1,108 100.63578564940963 1,126 4.04 4.49 2.11 5.0999999999999996 (53% of total) 6,687,031 ,223,701 6,910,732 103.34529629068565 6,987,644 3.33 +0.91 4.24 1.67 6.4 Year-end 2017 3.05 +0.57 3.62 Longer-to-reset ARMs: Fannie Mae Agency Securities 2,953,680 75,883 3,029,563 102.56910024105524 2,981,571 2.84 4.3499999999999996 1.59 41.4 Freddie Mac Agency Securities 1,480,972 40,026 1,520,998 102.70268445318345 1,494,651 2.76 4.4000000000000004 1.64 38.700000000000003 Ginnie Mae Agency Securities 1,534,739 34,489 1,569,228 102.24722249190252 1,551,352 3.1 3.83 1.5 48.5 (47% of total) 5,969,391 ,150,398 6,119,789 102.51948649368086 6,027,574 2.88 +1.35 4.2300000000000004 1.58 42.6 Year-end 2017 2.81 +0.81 3.62 $12,656,422 $,374,099 $13,030,521 102.95580378087898 $13,015,218 3.12 +1.12 4.24 1.63 23.5 Year-end 2017 2.93 +0.69 3.62 Gross WAC (rate paid by borrowers) 3.71

Stockholder Friendly Structure Capstead is internally-managed with low operating costs and stands out as a leader among our mortgage REIT peers (as well as other investment vehicles) in terms of operating cost efficiency. We are incented to grow the Company by raising capital only when it is accretive to book value and earnings rather than for the purpose of increasing compensation or external management fees. Additionally, we are not conflicted regarding repurchasing shares when appropriate.

Appendix

Quarterly Income Statements See page 17 for further information regarding this non-GAAP financial measure.

Annual Income Statements – Five Years Ended 2017 See page 17 for further information regarding these non-GAAP financial measures. Excludes the effects of first quarter 2017 adjustments to annual incentive compensation accruals of $938,000. Year ended December 31, 2016 excludes the effects of separation of service charges totaling $(3.0 million) and an adjustment to the prior year annual incentive compensation accrual of $(655,000).

Comparative Balance Sheets

Non-GAAP Financial Measures

CAPSTEAD

(unaudited)	2018		2017				2016	
Quarter Ended:	***Q2***	***Q1***	***Q4***	***Q3***	***Q2***	***Q1***	***Q4***	***Q3***
Total financing spreads	0.33%	0.55%	0.56%	0.46%	0.52%	0.68%	0.55%	0.56%
Impact of yields on other interest-earning assets	–	0.01	0.01	0.01	0.01	–	0.01	0.01
Impact of borrowing rates on other interest-paying liabilities	0.05	0.05	0.05	0.05	0.05	0.06	0.05	0.05
Financing spreads on residential mortgage investments	0.38	0.61	0.62	0.52	0.58	0.74	0.61	0.62

Year Ended:	***2017***	***2016***	***2015***	***2014***	***2013***
Total financing spreads	0.55%	0.64%	0.81%	1.06%	0.96%
Impact of yields on other interest-earning assets	0.01	0.02	0.03	0.05	0.04
Impact of borrowing rates on other interest-paying liabilities	0.05	0.06	0.05	0.06	0.07
Financing spreads on residential mortgage investments	0.61	0.72	0.89	1.17	1.07

Core earnings available to common stockholders and core earnings per diluted common share:	***Quarter Ended June 30, 2013***		***Year Ended December 31, 2013***	
Net income available to common stockholders	$ 4,103	$0.04	$ 89,027	$0.93
Redemption preference premiums paid	19,924	0.21	19,924	0.21
Convertible preferred dividends accruing from the Series E preferred stock issue date to the convertible preferred redemption date	1,741	0.02	1,741	0.02
Core earnings available to common stockholders	$ 25,768	$0.27	$110,692	$1.16

Financing spreads on residential mortgage investments, a non-GAAP financial measure, differs from total financing spreads, an all-inclusive GAAP measure, that is based on all interest-earning assets and all interest-paying liabilities. We believe presenting financing spreads on residential mortgage investments provides useful information for evaluating the performance of the Company's portfolio.

Core earnings per diluted common share is a non-GAAP financial measure that differs from the related GAAP measure of net income per diluted common share by excluding certain one-time effects of second quarter 2013 transactions to redeem then-outstanding high-cost convertible preferred capital and issue our 7.50% Series E preferred shares. We believe presenting this metric on a core earnings basis provides useful, comparative information for evaluating the Company's performance.

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CMO LISTED NYSE

Experienced Management Team Our top four executive officers have over 75 years of mortgage finance industry experience. Phillip A. Reinsch – President and Chief Executive Officer Appointed President, CEO and Director in July 2016 after serving as Chief Financial Officer since 2003. Served in other executive positions at Capstead since 1993. Robert R. Spears – Executive Vice President, Chief Investment Officer Served in asset and liability management positions at Capstead since 1994 Formerly Vice President of secondary marketing with NationsBanc Mortgage Corporation Roy S. Kim – Senior Vice President, Asset and Liability Management and Treasurer Joined Capstead in April 2015 augmenting our asset and liability management capabilities with primary responsibility for liability management Has over 20 years experience in the mortgage finance industry, primarily in trading capacities with JP Morgan and Bank of America Lance J. Phillips – Senior Vice President, Chief Financial Officer and Secretary Joined Capstead in October 2017 Has 20 years experience in the accounting and finance industry, most recently as Vice President and Principal Accounting Officer for InfraREIT, Inc.